EXHIBIT 23.8
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pzena Investment Management, Inc. of our report, which includes an explanatory paragraph relating to the liquidation of Pzena Investment Management Select Fund, L.P., dated March 26, 2007, on our audit of Pzena Investment Management Select Fund, L.P. as of December 31, 2006 and for the year then ended.
/s/ J.H. Cohn LLP
Roseland, New Jersey
October 29, 2007